Exhibit 5.1

                         JENKENS & GILCHRIST                  Austin, Texas
                      A PROFESSIONAL CORPORATION             (512) 499-8000
                                                            Chicago, Illinois
                           1445 ROSS AVENUE                  (312) 425-3900
                              SUITE 3200                     Houston, Texas
                         DALLAS, TEXAS 75202                 (713) 951-3300
                       (214) 855-4500 FACSIMILE         Los Angeles, California
                            (214) 855-4300                   (310) 820-8800
                                                           New York, New York
                           www.jenkens.com                   (212) 740-6000
                                                          Pasadena, California
                                                             (626) 578-7400
                                                           San Antonio, Texas
                                                             (210) 246-5000
                                                            Washington, D.C.
                                                             (202) 326-1500
                         July 30, 2004

Capital Senior Living Corporation
14160 Dallas Parkway
Suite 300
Dallas, Texas  75254

        Re:     Capital Senior Living Corporation -
                Registration Statement on Form S-8

Gentlemen:

     We have acted as special counsel to Capital Senior Living Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about July 30, 2004, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 575,000 shares (the "Shares") of the $0.01 par value common stock (the "Common Stock") of the Company that may be issued by the Company pursuant to the Third Amendment to the 1997 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation (the "Plan").

     You have requested an opinion with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company; (2) minutes and records of the corporate proceedings of the Company with respect to the amendment of the Plan, the issuance of the Shares pursuant to the Plan and related matters; (3) the Registration Statement and exhibits thereto, including the amendment to the Plan; and (4) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Certificate of Incorporation, as amended, and the Bylaws, as amended, minutes, records,

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Capital Senior Living Corporation
July 30, 2004
Page 2



resolutions and other documents or writings of the Company, we have relied, to the extent deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon our examination, and consideration of, and reliance on, the documents and other matters described above, and assuming that:

     (1) the Shares to be sold and issued in the future will be duly issued and sold in accordance with the terms of the Plan;

     (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who purchase Shares pursuant to the Plan; and

     (3) the consideration for the Shares issued pursuant to the Plan is actually received by the Company as provided in the Plan and exceeds the par value of such Shares;

then, we are of the opinion that, the Shares issued or sold in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

     We are licensed to practice law only in the State of Texas. The opinions expressed herein are specifically limited to the laws of the State of Texas, the Delaware General Corporation Law and the federal laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to us included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                          Respectfully submitted,

                                          Jenkens & Gilchrist,
                                          A Professional Corporation

                                          By: /s/ Gregory J. Schmitt
                                              Gregory J. Schmitt, Esq.
                                              Authorized Signatory


cc: Winston W. Walp, Esq.